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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GOLF TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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10 North Adger's Wharf
Charleston, South Carolina 29401

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:30 a.m., Eastern Standard Time, on Monday, December 15, 2008.
PLACE	The Francis Marion Hotel 387 King Street Charleston, South Carolina 29403
ITEMS OF BUSINESS	• To elect five members to the Board of Directors, each for a term of one year.
• To transact such other business as may properly come before the 2008 Annual Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you were a stockholder of record on October 27, 2008.
PROXY VOTING
It is important that your shares be represented and voted at the 2008 Annual Meeting. You can vote your shares by completing and returning your proxy card or by attending the 2008 Annual Meeting. See details under the heading "How do I vote?" in the "Questions and Answers about the 2008 Annual Meeting and Voting" section of this Proxy Statement.

Tracy S. Clifford Secretary

November 15, 2008

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REQUIREMENTS INCLUDING DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS	31
DIRECTIONS TO THE 2008 ANNUAL MEETING OF STOCKHOLDERS

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 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Golf Trust of America, Inc. ("Golf Trust" or the "Company"), a Delaware corporation, of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any adjournment or postponement.

        You are invited to attend our 2008 Annual Meeting on December 15, 2008, beginning at 9:30 a.m., Eastern Standard Time. The 2008 Annual Meeting will be held at The Francis Marion Hotel, 387 King Street, Charleston, South Carolina (see the inside back cover of this Proxy Statement for directions).

        Stockholders will be admitted to the 2008 Annual Meeting beginning at 9:15 a.m., Eastern Standard Time. Seating will be limited.

        These proxy materials are being mailed on or about November 15, 2008.

What do I need to attend the 2008 Annual Meeting?

        You will need a form of personal photo identification to enter the 2008 Annual Meeting if you hold shares directly in your name as a stockholder of record.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2008 Annual Meeting, you must present proof of your ownership of Golf Trust common stock, such as a bank or brokerage account statement, and a form of personal photo identification to be admitted to the 2008 Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the 2008 Annual Meeting.

Who is entitled to vote at the 2008 Annual Meeting?

        Holders of Golf Trust common stock at the close of business on October 27, 2008 are entitled to receive this Notice of 2008 Annual Meeting and to vote their shares at the 2008 Annual Meeting. As of that date, there were 7,317,163 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter properly brought before the 2008 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Golf Trust's transfer agent, Mellon Investor Services, LLC, you are considered the "stockholder of record" for those shares. In that case, these proxy materials have been sent directly to you by Golf Trust.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

        You may vote using any of the following methods:

         By mail.    Be sure to complete, sign and date the proxy card and return it in the self-addressed, prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

         In person at the Annual Meeting.    All stockholders may vote in person at the 2008 Annual Meeting. You may also be represented by another person at the 2008 Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the 2008 Annual Meeting.

        However, even if you plan to attend the 2008 Annual Meeting, we encourage you to complete, sign and date the proxy card and return it in the self-addressed, prepaid envelope to ensure that the required majority of outstanding shares of common stock entitled to vote at the 2008 Annual Meeting is represented, in person or by proxy.

         By telephone or on the Internet.    If you are a beneficial owner of shares, you may also have the option of voting by telephone or on the Internet. Please check the instructions provided by your broker, bank or other holder of record to determine the availability of telephone and Internet voting. If you vote by telephone or on the Internet, you do not have to return your proxy card to Golf Trust.

        YOUR VOTE IS IMPORTANT. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I submit my proxy or voting instructions?

        If you are a stockholder of record, you can revoke your proxy before it is exercised at the 2008 Annual Meeting by:

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  Delivering written notice of your revocation to:

    Golf Trust of America, Inc.
    10 North Adger's Wharf
    Charleston, South Carolina 29401
    Attention: Secretary

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  Submitting a more recent dated proxy; or

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  Attending the 2008 Annual Meeting and voting in person.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You also may vote in person at the 2008 Annual Meeting if you obtain a legal proxy as described in the answer to "How do I vote?" above.

        All shares for which a proxy has been properly submitted and not revoked will be voted at the 2008 Annual Meeting.

What shares are included on the proxy card?

        If you are a stockholder of record, you will receive only one proxy card for all the shares you hold in certificate form or book-entry form.

        If you are a beneficial owner, you will receive voting instructions and information regarding consolidation of your vote from your bank, broker or other holder of record.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of these proxy materials, unless one or more of these stockholders notify us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Mellon Investor Services, LLC (in writing: Mellon Investor Services, LLC, 480 Washington Boulevard, Jersey City, New Jersey 07310; by telephone: (800) 851-9677).

        If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Mellon Investor Services, LLC as indicated above.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What are the voting requirements to elect directors and for any other business that may properly come before the 2008 Annual Meeting?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2008 Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote "for" or "withheld" with respect to the election of directors. Only votes "for" or "withheld" are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors, even if the record holder does not receive voting instructions from you. Accordingly, broker non-votes will have no effect on the election of directors.

        Each unrevoked proxy card properly completed, signed and received prior to the close of the 2008 Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy card, the shares represented by a signed proxy card will be voted FOR each director nominee named in PROPOSAL 1.

        At the date this Proxy Statement went to press, we did not know of any matters to be raised at the 2008 Annual Meeting other than those referred to in this Proxy Statement. If another matter properly comes before the 2008 Annual Meeting, a majority of the votes cast at the 2008 Annual Meeting, assuming a quorum is present, will be sufficient to take or authorize action upon that matter (unless a supermajority is required by law, the terms of our charter or the terms of the proposal). If other matters are properly presented at the 2008 Annual Meeting for consideration, and you have returned your signed and completed proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Mellon Investor Services, LLC, will tabulate the votes and communicate the tabulation results telephonically to the Secretary of the Company on December 15, 2008 just prior to the meeting. We will not have an Inspector of Election present at the meeting as we believe the telephonic process will produce accurate results and is more cost efficient than having an Inspector of Election present at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nominees

        Five current members of the Board of Directors, Jan H. Loeb, Michael C. Pearce, Jonathan M. Couchman, Jay A. Gottlieb and William Vlahos, are standing for election at the 2008 Annual Meeting, to hold office until the 2009 Annual Meeting of Stockholders. Each director nominee elected as a director will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

        The Nominating Committee of the Board of Directors recommended to the Board of Directors in accordance with the committee's charter, and the Board of Directors approved, Messrs. Couchman, Gottlieb, Loeb, Pearce and Vlahos as director nominees to stand for election at the 2008 Annual Meeting. The principal occupation and certain other information about these director nominees are set forth in "Biographical Information" in the "Directors and Executive Officers" section of this Proxy Statement.

        See "Directors and Executive Officers" below for more information about the corporate governance of the Company, including the composition and duties of the Board of Directors and its committees.

Vote Required

        A plurality of votes cast is required for the election of directors. The Board of Directors consists of seven seats, and therefore, two seats will be left vacant after the 2008 Annual Meeting if all director nominees are elected. The Board of Directors decided not to actively seek nominees for the two vacant Board seats at this time so as to operate the Board in a more cost effective manner during this transitional period and save the additional Board fees that would be incurred if the Board was to be fully seated. Although fewer director nominees will stand for election than the number of seats on the Board of Directors, proxies cannot be voted for a greater number of persons than the number of director nominees named in this Proxy Statement. See "Composition of the Board of Directors" in the "Directors and Executive Officers" section of this Proxy Statement for an explanation of certain changes in the Board of Directors in the recent past, the current composition of the Board of Directors and the reason for the vacancies.

        The Board of Directors recommends a vote FOR the election of these director nominees to the Board of Directors.

 DIRECTORS AND EXECUTIVE OFFICERS

Role of the Board of Directors

        The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the senior management team, which is charged with the conduct of the Company's business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. See "Executive Officers" below for more information about the senior management team.

Composition of the Board of Directors

        In order to effectively pursue Golf Trust's new business strategy, the Board of Directors restructured both the existing management team and the composition of the Board of Directors itself. The following resignations, appointments and other events were part of the restructuring:

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  On September 13, 2007, and September 19, 2007, respectively, Messrs. Raymond V. Jones and Fred W. Reams resigned as directors of the Company. On September 17, 2007, the Board of Directors appointed Mr. Pearce to fill Mr. Jones's unexpired term.

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  Accordingly, before the Special Meeting of Stockholders that took place on November 8, 2007, the Board of Directors consisted of five directors and two vacancies, as follows: three Class I directors (Mr. Edward L. Wax, Mr. Loeb and a vacancy), two Class II directors (W. Bradley Blair, II and Mr. Pearce) and two Class III directors (Mr. Nauman S. Toor and a vacancy).

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  At the Special Meeting, our stockholders approved an amendment and restatement of Golf Trust's Amended and Restated Articles of Incorporation to declassify the Board of Directors. As a result, the term of all members of the Board of Directors expires annually and stockholders vote to elect the full Board of Directors annually, which began with the 2007 Annual Meeting.

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  Immediately following the Special Meeting, on November 8, 2007, Mr. Blair resigned from the Board of Directors.

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  On the same date, Mr. Loeb was appointed Chairman of the Board of Directors until the new Board of Directors was elected at the Annual Meeting of Stockholders on December 14, 2007.

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  At a Board meeting held on December 17, 2007, Mr. Pearce was appointed Chairman of the Board of Directors replacing Mr. Loeb.

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  At present, the Board of Directors consists of seven seats, five of which are currently filled by Messrs. Couchman, Gottlieb, Loeb, Pearce, and Vlahos who are standing for election at the 2008 Annual Meeting.

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  If all director nominees are elected by the stockholders at the 2008 Annual Meeting, two seats will remain vacant, to be filled by the Board of Directors in accordance with our bylaws.

Independent Directors

        As required by Rule 802 of the rules of the American Stock Exchange, the Board of Directors consists of a majority of independent directors (as defined in American Stock Exchange Rule 121(A)). Periodically, and at least annually in connection with its annual recommendation to the Board of Directors of a slate of nominees, the Nominating Committee of the Board of Directors reviews the independence of current members of the Board of Directors (and director nominees who are not current members) and reports its findings to the full Board of Directors. The Board of Directors then considers all relevant facts and circumstances in making an independence determination, including an analysis from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.

        As a result of its annual review, the Board of Directors has affirmatively determined that four of our five current directors (Messrs. Loeb, Couchman, Gottlieb and Vlahos) are independent as defined in American Stock Exchange Rule 121(A). We refer to these four directors as our independent directors. Mr. Pearce is the Chief Executive Officer and President of the Company, and therefore is not an independent director.

Attendance of Directors at Board of Directors, Committee and Stockholders Meetings

        The Board of Directors met six times from December 14, 2007 to October 31, 2008. The Audit, Nominating and Compensation Committees met four, one and two time(s), respectively, from December 14, 2007 to October 31, 2008. All members of the Board of Directors from December 14, 2007 to October 31, 2008 either attended or participated by telephone in at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member. All members of the Board of Directors are expected to attend our Annual Meeting of Stockholders either in person or telephonically. All members of the Board of Directors attended the 2007 Annual Meeting of Stockholders telephonically, except for Mr. Pearce, who was present.

Communications Between the Board of Directors and the Stockholders

        Our stockholders or other interested parties may communicate with any director or committee of the Board of Directors by contacting our Secretary at Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401. Communications directed to the full Board of Directors will be distributed to each director, communications directed to a specific director will be forwarded to that director and communications to "independent" or "non-employee" directors (or words of similar effect) will be forwarded to the Chairman of our Audit Committee.

Audit Committee

         Role.    Under its charter, the Audit Committee's responsibilities include:

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  The appointment, compensation, retention, evaluation and oversight of the work of the Company's independent registered public accounting firm.

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  Reviewing the experience and qualifications of the senior members and lead partner of the independent registered public accounting firm.

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  Reviewing, evaluating and approving the annual engagement proposal of the independent registered public accounting firm.

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  The pre-approval of all auditing services and all non-audit services permitted to be performed by the independent registered public accounting firm.

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  Determining the independence of the Company's independent registered public accounting firm.

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  Reviewing any audit problems or difficulties the independent registered public accountants may encounter in the course of their audit work.

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  Reviewing all proposed "related-person" transactions for potential conflict-of-interest situations (see "Related Person Transaction Approval Policy" below).

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  Reviewing all proposed "related person" transactions for potential conflict-of-interest situations (see "Related Person Transaction Approval Policy" below).

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  Reviewing and discussing with management and the Company's independent registered public accounting firm annual audited financial statements, quarterly financial statements, material accounting principles applied in financial reporting and any other release of financial information.

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  Reviewing and discussing with management the Company's policies with respect to risk assessment and risk management.

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  Reviewing the integrity, adequacy and effectiveness of Golf Trust's accounting and financial controls, both internal and external, with the assistance of management and the Company's independent registered public accounting firm.

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  Discuss with the Chief Executive Officer and Chief Financial Officer of the Company the processes involved in, and any material required as a result of, their Annual Report on Form 10-K and Quarterly Report on Form 10-Q certifications regarding the operation of the internal controls of the Company.

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  Reviewing reports from management and the independent registered public accountants relating to the status of compliance with laws, regulations and internal procedures.

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  Approving and monitoring the Company's compliance with the Company's Code of Business Conduct and Ethics, which covers the conduct and ethical behavior of the directors, officers and employees of, and consultants and contractors to, the Company and its subsidiaries.

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  Establishing procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company.

        Further detail about the role of the Audit Committee may be found in "Audit Committee Report" below.

         Composition.    During fiscal year 2007, our Audit Committee members were Messrs. Loeb, Reams (until his resignation on September 19, 2007), Jones (until his resignation on September 13, 2007), Wax (the expiration of his term on December 14, 2007), and Toor (until the expiration of his term on December 14, 2007). At the Board of Directors meeting held on December 17, 2007, new Committee appointments were decided. As of this date, our Audit Committee members are Messrs. Loeb, Couchman and Gottlieb, each of whom is independent under the rules of the American Stock Exchange. Each member of our Audit Committee also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended. Mr. Loeb was appointed Chairman of the Audit Committee on October 10, 2007 and was re-appointed on December 17, 2007. None of the members of our audit committee has participated in the preparation of our financial statements or those of our subsidiaries during the past three years, and all are able to read and understand fundamental financial statements and are financially literate under the applicable rules of the American Stock Exchange.

         Audit Committee Financial Expert.    The Securities and Exchange Commission defines an " audit committee financial expert" as a person who has the following attributes:

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  An understanding of generally accepted accounting principles and financial statements;

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  The ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

    Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

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  An understanding of internal control over financial reporting; and

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  An understanding of audit committee functions.

The Securities and Exchange Commission specifies that these attributes must be obtained through:

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  Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

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  Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

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  Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

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  Other relevant experience.

        The Board of Directors has determined that Mr. Loeb is an "audit committee financial expert" for purposes of the Securities and Exchange Commission's rules.

         Charter.    The charter of the Audit Committee was filed as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on October 16, 2006. The charter is not available on the Company's website.

Audit Committee Report

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's results and the assessment of the Company's internal controls over financial reporting. The Audit Committee has discussed significant accounting policies applied by Golf Trust in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, which was superseded by Statement on Auditing Standards No. 114 effective December 15, 2006 (Communication with Audit Committees).

        In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor's independence from Golf Trust and its management. As part of that review, the Audit Committee received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and by all relevant professional and regulatory standards relating to the independent registered public accounting firm's independence from the Company. The Audit Committee also has considered whether the independent registered public accounting firm's provision of non-audit services to Golf Trust is compatible with the auditor's independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

        The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management. The Audit Committee discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.

        The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, the selection of the Company's independent registered public accounting firm.

  The Audit Committee:
  Jonathan M. Couchman
  Jay A. Gottlieb
  Jan H. Loeb (Chairman)

        The Audit Committee Report does not constitute soliciting material, and will not be deemed to be filed or incorporated by reference into any other Golf Trust filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Compensation Committee

         Role.    Under its charter, the Compensation Committee's responsibilities include:

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  Reviewing the compensation practices and policies of the Company to ensure they provide appropriate motivation for corporate performance and increased stockholder value.

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  The approval (or recommendation, where stockholder approval is required) of any adoption, amendment or termination of compensation programs and plans.

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  Overseeing the administration of the Company's compensation programs and plans, including the determination of the directors and employees who are to receive awards and the terms of those awards.

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  The periodic survey of compensation practices of comparable companies.

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  The annual review and approval of compensation and benefits to directors and senior executives.

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  The review and approval of compensatory agreements and benefits.

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  The review and approval of the Company's policies and procedures with respect to expense accounts and perquisites.

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  The review and approval of annual corporate goals and objectives for the Company's Chief Executive Officer.

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  The review of the performance of the Company's Chief Executive Officer with regard to such goals and objectives with the independent members of the Board of Directors and communication of the evaluation of the Board of Directors to the Company's Chief Executive Officer.

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  The review and recommendation to the Board of Directors of the "Compensation Discussion and Analysis" to be included, as applicable, in the Company's Annual Report on Form 10-K, annual proxy statement or any information statement.

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  Composition of the "Compensation Committee Report" to be included in the Company's annual proxy statement.

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  Analyzing and making recommendations to the Board of Directors regarding the directors' and officers' indemnification and insurance matters.

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  Conducting an annual performance evaluation of the Compensation Committee.

         Composition.    During fiscal year 2007, our Compensation Committee members were Messrs. Loeb, Reams (until his resignation on September 19, 2007), Jones (until his resignation on September 13, 2007), Wax (until the expiration of his term on December 14, 2007) and Toor (until the expiration of his term on December 14, 2007). At the Board of Directors meeting held on December 17, 2007, new Committee appointments were decided. As of this date, our Compensation Committee members are Messrs. Gottlieb (who was also appointed Chairman of this Committee on that date), Couchman and Vlahos. Each of these members is independent under the rules of the American Stock Exchange. Each member of our Audit Committee also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934.

         Charter.    The charter of the Compensation Committee was filed as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed on November 16, 2007. The charter is not available on the Company's website.

Compensation Committee Interlocks and Insider Participation

        At no time in fiscal year 2007, nor any time since the Company's formation, was any member of our Compensation Committee an officer or employee of Golf Trust or an officer or employee of any of our subsidiaries, nor did any of our executive officers serve as a member of the board of directors or compensation committee of any entity of which one or more of its executive officers served as a member of our Compensation Committee. None of the members of our Compensation Committee has a relationship that the Securities and Exchange Commission requires disclosed under Item 404 of Regulation S-K.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

  The Compensation Committee:
  Jonathan M. Couchman
  Jay A. Gottlieb (Chairman)
  William Vlahos

        The Compensation Committee Report does not constitute soliciting material, and will not be deemed to be filed or incorporated by reference into any other Golf Trust filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Nominating Committee

         Role.    Under its charter, the Nominating Committee's responsibilities include:

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  Establishing criteria for selecting new directors.

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  Considering and recruiting candidates to fill new positions on the Board of Directors, including any candidate recommended by the stockholders.

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  Conducting appropriate inquiries to establish a candidate's compliance with the qualification requirements established by the Nominating Committee.

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  The assessment of the performance, contributions and qualifications of individual directors, including those directors slated for re-election.

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  The recommendation of director nominees for approval by the Board of Directors.

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  The evaluation of the performance of the Board of Directors as a whole and of the Nominating Committee at least annually.

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  Reviewing and making recommendations to the Board of Directors with respect to any proposal properly presented by a stockholder for inclusion in the Company's annual proxy statement (which may be referred to any other committee of the Board of Directors as appropriate in light of the subject matter of the proposal).

        The Nominating Committee has established the following minimum qualifications that must be satisfied by each director nominee recommended by it to the Board of Directors:

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  Director nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

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  Director nominees should have experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

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  Director nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

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  Director nominees should have the interest and ability to understand and consider the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, while acting in the interests of the Company's stockholders.

  •
  Director nominees should not have, nor appear to have, a conflict of interest that would impair the director nominee's ability to represent the interests of the Company's stockholders and to fulfill the responsibilities of a director.

In addition to the minimum qualifications for each director nominee set out above, the Nominating Committee will only recommend a director nominee to the Board of Directors where, if the director nominee is elected or appointed:

  •
  A majority of the Board of Directors will be independent under the rules of the American Stock Exchange.

  •
  Each of the Audit, Compensation and Nominating Committees of the Board of Directors will be comprised entirely of independent directors.

  •
  At least one member of the Audit Committee will have the experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

         Composition.    During fiscal year 2007, our Nominating Committee members were Messrs. Loeb, Reams (until his resignation on September 19, 2007), Jones (until his resignation on September 13, 2007), Wax (until the expiration of his term on December 14, 2007) and Toor (until the expiration of his term on December 14, 2007). At the Board of Directors meeting held on December 17, 2007, new

Committee appointments were decided. As of this date, our Nominating Committee members are Messrs. Couchman, Loeb and Vlahos, each of whom is independent under the rules of the American Stock Exchange. Each member of our Nominating Committee also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended. Mr. Vlahos was appointed Chairman of the Nominating Committee on December 17, 2007.

         Charter.    The charter of the Nominating Committee was filed as Appendix C to the Company's Definitive Proxy Statement on Schedule 14A filed on November 16, 2007. The charter is not available on the Company's website.

Other Committees

        The Board of Directors may, from time to time, form other committees as circumstances warrant. Any additional committees will have authority and responsibility as may be delegated by the Board of Directors, to the extent permitted by its charter, its bylaws and Maryland law.

Executive Officers

        Our plan of liquidation, adopted on May 22, 2001, was terminated by the stockholders at our November 8, 2007 Special Meeting of Stockholders. In connection with the Plan Termination, our senior management team transitioned out of the business and were replaced with a new management team to pursue Golf Trust's new strategic direction. As part of this transition, on November 8, 2007, Mr. Blair resigned as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. On the same date, Mr. Pearce was appointed Chief Executive Officer and President of the Company. On December 17, 2007, Mr. Pearce was appointed Chairman of the Board and Tracy S. Clifford, formerly the Company's Principal Accounting Officer and Secretary, was named Chief Financial Officer.

  Biographical Information of Our Directors and Executive Officers

        The principal occupation and certain other information about the current members of the Board of Directors who are standing for re-election at the 2008 Annual Meeting, new candidates for election to the Board of Directors at the 2008 Annual Meeting and members of senior management are set forth in the following table.

Name	Age	Year First Appointed or Elected to the Board	Position, Principal Occupation, Business Experience and Directorships
Jan H. Loeb	50	2006

Mr. Loeb has been an independent director under the rules of the American Stock Exchange since November 17, 2006 and Chairman of the Audit Committee since October 10, 2007 . Mr. Loeb is currently a portfolio manager for Amtrust Capital Management, Inc., a position he has held since February 2005. From February 2004 through January 2005, Mr. Loeb was a portfolio manager for Chesapeake Partners. From January 2002 through December 2004, Mr. Loeb was a Managing Director of Jefferies & Company, Inc., an investment banking firm based in New York City. From 1994 through 2001, Mr. Loeb was a Managing Director of Dresdner Kleinwort and Wasserstein, Inc., an investment banking firm based in New York City, which was formerly known as Wasserstein Perella & Co., Inc. Mr. Loeb also serves on the board of directors of American Pacific Corporation, a chemical and aerospace corporation and serves on the boards of numerous charitable organizations. Mr. Loeb holds a Bachelor of Business Administration from Bernard M. Baruch College. Mr. Loeb is the Chairman of the Audit and Nominating Committees and a member of the Compensation Committee of the Board of Directors. Mr. Loeb is also the Audit Committee's "financial expert."

Name	Age	Year First Appointed or Elected to the Board	Position, Principal Occupation, Business Experience and Directorships
Michael C. Pearce	47	2007

Mr. Pearce has been a director since September 17, 2007 and Chief Executive Officer and President since November 8, 2007. Mr. Pearce has been Chairman of the Board of Directors since December 17, 2007. Mr. Pearce has been a private investor in various companies since 2002, with emphasis in distressed securities of publicly-traded entities. From late 1999 through 2001, he served as Chief Executive Officer of iEntertainment Network. From 1996 to 1998, he served as Senior Vice President of Sales and Marketing of publicly-traded VocalTec Communications, later returning in 1999 in a consulting capacity to its Chairman on matters pertaining to strategic alternatives, business development and mergers and acquisitions. From 1983 to 1996, he was employed in various technology industry management positions, including Senior Vice President of Sales and Marketing at Ventana Communications, a subsidiary of Thomson Corporation, Vice President of Sales at Librex Computer Systems, a subsidiary of Nippon Steel, and National Sales Manager at Hyundai Electronics America. From 1979 to 1983, he attended Southern Methodist University. Mr. Pearce also serves on the board of directors of AVP, Inc. and Spatializer Audio Labs, Inc.

Jonathan M. Couchman	39	2007

Mr. Couchman has been an independent director under the rules of the American Stock Exchange since December 14, 2007. He is the Managing Member of Couchman Capital LLC, which is the investment manager of Couchman Investments LP and Couchman International Ltd., private partnerships established in 2001. Couchman Capital LLC is also the general partner of Couchman Partners LP, a private investment partnership established in 2001. In addition, Mr. Couchman is the President of Couchman Advisors, Inc., a management advisory company. Mr. Couchman currently serves as Chairman of the Board of Directors of Footstar Inc., a national footwear retailer, a position he has held since February of 2006. He is a member of the CFA Institute and the New York Society of Security Analysts and holds a Bachelor of Science in Finance from the California State University at Chico.

Name	Age	Year First Appointed or Elected to the Board	Position, Principal Occupation, Business Experience and Directorships
Jay A. Gottlieb	63	2007

Mr. Gottlieb has been an independent director under the rules of the American Stock Exchange since December 14, 2007 and Chairman of the Compensation Committee since December 17, 2007. He has been a private investor in various companies since 1998. He is involved in analysis and investment in undervalued special situations and shell corporations. He presently owns between 5% and 21% of 14 public companies and is a member of the Board of Directors of Spatializer Audio Laboratories, Inc. From 1992 to 1998 he was the editor of an investment service that analyzed and published extensive data on companies planning initial public offerings. From 1977 to 1991 Mr. Gottlieb was the President and Chairman of the Board of The Computer Factory, Inc., a nationwide organization involved in retail and direct sales, servicing and leasing of personal computers. From 1969 to 1988 he was President of National Corporate Sciences, Inc., a registered investment advisory service. Mr. Gottlieb holds a Bachelor of Arts from New York University.

William Vlahos	43	2007

Mr. Vlahos has been a member of the Board of Directors since December 14, 2007 and Chairman of the Nominating Committee since December 17, 2007. He is the portfolio manager and managing director of Odyssey Value Advisors, LLC. Odyssey Value Advisors is a San Francisco based hedge fund investing in "deep value" securities, special situations and other portfolio positions believed to be trading at significant discount to intrinsic value. He is a past president and past board member of The Guardsmen, a San Francisco non-profit serving at-risk children and a past board member of the Koret Family House serving critically ill children. He holds a Bachelor of Arts from the University of California, Los Angeles.

Directors' and Officers' Insurance

        We maintain directors' and officers' liability insurance to insure our officers and directors against claims arising out of an alleged wrongful act while acting as directors and officers of the Company, and to insure the Company to the extent that we have indemnified the directors and officers for such loss.

Indemnification

        Our charter provides that we will indemnify our directors and officers against certain liabilities to the fullest extent permitted under applicable law. The charter also provides that our directors and officers will be exculpated from monetary damages to us to the fullest extent permitted under applicable law.

Code of Business Conduct and Ethics

        We have a written Code of Conduct and Ethics that applies to the directors, officers and employees of, and consultants and contractors to, the Company and its subsidiaries, including the Company's Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is a set of Golf Trust's policies on key integrity issues that will encourage representatives of the Company to act ethically and legally. It includes the Company's policies with respect to conflicts of interest, compliance with laws, insider trading, corporate opportunities, competition and fair dealing, discrimination and harassment, health and safety, record-keeping, confidentiality, protection and proper use of company assets, payments to government personnel and reports to and communications with the Securities and Exchange Commission and the public. The Company will provide a copy of our Code of Business Conduct and Ethics to any person, without charge, upon request to Attention: Secretary of Golf Trust of America, Inc., 10 N. Adger's Wharf, Charleston South Carolina 29401.

Related Person Transactions Approval Policy

        The Board of Directors has adopted a written Related Person Transaction Approval Policy (referred to in this Proxy Statement as the Related Person Policy) that is administered by the Audit Committee of the Board of Directors. The Related Person Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a "related person" as defined by the Securities and Exchange Commission (Item 404 of Regulation S-K) has a direct or indirect material interest.

        Under the Related Person Policy, the facts and circumstances of the proposed transaction will be provided to senior management, which will determine whether the proposed transaction is a related person transaction that requires further review. Transactions that fall within the definition will be submitted to the Audit Committee for approval, ratification or other action at the next Audit Committee meeting or, in those instances in which senior management determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chairman of the Audit Committee. The Audit Committee or the Chairman, as applicable, may approve, based on good faith consideration of all the relevant facts and circumstances, only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders.

        In addition, senior management will review quarterly reports of amounts paid or payable to, or received or receivable from, any related person and determine if there are any related person transactions that were not previously approved or ratified under the Related Person Policy. The Audit Committee will evaluate all options available, including, but not limited to, ratification, amendment, termination or rescission and, where appropriate, take disciplinary action. The Audit Committee will request that senior management evaluate the Company's controls to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval.

        The Company is not a party to any related person transactions, as defined by the Securities and Exchange Commission (Item 404 of Regulation S-K), at this time.

 EXECUTIVE COMPENSATION

Compensation Arrangement Changes Since the End of Fiscal Year 2006

        Since the end of the last fiscal year, significant changes have occurred in the composition of the Board of Directors and senior management and in the business strategy of the Company that have materially affected the Company's compensation program. These include:

  •
  The resignation of Scott D. Peters, effective February 5, 2007, as Chief Financial Officer, Senior Vice President, Secretary and a member of the Board of Directors;

  •
  The appointment of Tracy S. Clifford, our former Controller, on February 6, 2007 as Principal Accounting Officer, on February 20, 2007, as Secretary and on December 17, 2007 as Chief Financial Officer;

  •
  The resignations of Raymond V. Jones and Fred W. Reams from the Board of Directors on September 13, 2007, and September 19, 2007, respectively;

  •
  The September 17, 2007 appointment of Michael C. Pearce to fill Mr. Jones's unexpired term;

  •
  The approval of the termination of the Plan of Liquidation and the amendment and restatement of Golf Trust's charter to declassify the Board of Directors at the Special Meeting of Stockholders that took place on November 8, 2007, and the failure to approve the adoption of the Original 2007 Option Plan at that meeting;

  •
  The resignation of W. Bradley Blair, II from the Board of Directors and as Chief Executive Officer and President effective November 8, 2007;

  •
  The November 8, 2007 appointment of Mr. Pearce as Chief Executive Officer and President; and

  •
  The November 8, 2007 appointment of Mr. Loeb as Chairman of the Board of Directors.

  •
  The approval of the proposed slate of directors, Messrs. Couchman, Gottlieb, Loeb, Pearce and Vlahos, at the Annual Special Meeting of Stockholders that took place on December 14, 2007, and the approval of the adoption of the 2007 Stock Option Plan at that meeting;

  •
  The December 17, 2007 appointment of Mr. Pearce as Chairman of the Board of Directors replacing Mr. Loeb;

        In light of the events outlined above, particularly the Plan Termination, the Board of Directors reassessed the Company's compensation program to ensure that it adequately promotes Golf Trust's objectives under its new business strategy. The Company's post-Plan Termination compensation program is materially different from that of the fiscal year ended December 31, 2006, which is described below in "Compensation Discussion and Analysis."

        Furthermore, the Company entered into or revised the following compensation arrangements with certain members of senior management since the end of fiscal year 2006.

W. Bradley Blair, II

        On November 8, 2007, the Company and Mr. Blair entered into a Termination of Employment Agreement and a Consulting Agreement. The following is a summary of the material terms of such agreements.

Termination of Employment Agreement

  •
  Mr. Blair's employment with the Company terminated and he was retained as a consultant to the Company upon the adjournment of the Special Meeting due to the approval of the Plan of Termination.

  •
  The Company agreed to (a) maintain directors' and officers' liability insurance coverage for a period of ten years from the date of the Termination of Employment Agreement, and (b) purchase such coverage for Mr. Blair in the event the Company is liquidated, dissolved or otherwise ceases to exist as a valid entity.

  •
  The Company and Mr. Blair provided customary mutual releases from liability for any claims, except for those arising under the Termination of Employment and Consulting Agreements.

  •
  The Termination of Employment Agreement contained customary confidentiality and nondisparagement provisions.

Consulting Agreement

  •
  Mr. Blair was to provide the Company with assistance and advice with respect to (a) post-closing matters related to the sale of the Innisbrook Resort and Golf Club (referred to in this Proxy Statement as the Resort), (b) strategic considerations in the sale of the Company's remaining golf courses, (c) litigation support, and (d) other general consultation with the Company's senior management.

  •
  The Company was to pay Mr. Blair $400 per hour for consulting services provided solely at the request of the Company.

  •
  The Company reimbursed Mr. Blair for reasonable expenses and provided him with access to certain Company resources in connection with the expected provision of consulting services.

  •
  The Consulting Agreement contains customary confidentiality provisions.

  •
  The term of the Consulting Agreement began on November 8, 2007 and ended on June 8, 2008; however, no consulting services were requested by the Company or rendered by Mr. Blair during the term of this agreement.

  •
  The Company was permitted to terminate the Consulting Agreement upon 30 days notice upon a material breach by Mr. Blair. Mr. Blair was permitted to terminate the Consulting Agreement upon 30 days notice for any reason.

  •
  The Company indemnified Mr. Blair for liability or loss incurred in connection with, relating to or arising out of the consulting services, provided that such liability or loss was not determined by a court of competent jurisdiction to have resulted primarily from his gross negligence, willful misconduct or bad faith.

Tracy S. Clifford

        On August 24, 2007, the Board of Directors approved the grant of a cash bonus in the amount of $40,000 to Ms. Clifford for her performance in fiscal year 2006 and in fiscal year 2007 to date, first as the Company's Controller and then in her role as Principal Accounting Officer and Secretary.

        On November 7, 2007, the Company and Ms. Clifford entered into a Severance and Consulting Agreement. Ms. Clifford had a severance arrangement with the Company, entered into on February 9, 2001, that provided for 15 months of severance equivalent to her then annual salary and health benefits upon a change of control relating to the adoption by the Board of Directors of the Plan of Liquidation. On January 1, 2005, that severance arrangement was amended to increase the severance benefit from 15 months to 18 months. Although that severance arrangement terminated as of the effective date of the Severance and Consulting Agreement, the severance portion of the new agreement is economically equivalent to her prior severance arrangement with the Company. The following is a summary of the material terms of the Severance and Consulting Agreement.

  •
  Ms. Clifford's employment with the Company was to continue through December 31, 2007 under the terms and with the duties and responsibilities as in effect on the date of the Severance and Consulting Agreement, unless earlier terminated by either party.

  •
  The Company paid Ms. Clifford (a) a severance benefit of 18-months salary based on Ms. Clifford's salary level as in effect on the date of the Severance and Consulting Agreement, and (b) an amount equal to the Company's employer portion of the premiums and other payments for individual and dependent medical, dental and other employee benefits. These payments were paid over the nine-month period beginning October 1, 2007. If the Company had consummated a merger, consolidation, sale of all or substantially all of its assets or any similar transaction with an unaffiliated third party prior to June 30, 2008, then all such payments would have become immediately due and payable.

  •
  The Company agreed to (a) maintain directors' and officers' liability insurance coverage for a period of ten years from the date of the Severance and Consulting Agreement, and (b) purchase such coverage for Ms. Clifford in the event the Company is liquidated, dissolved or otherwise ceases to exist as a valid entity.

  •
  Once the Plan Termination was approved, Ms. Clifford became obligated to provide the following consulting services to the Company from January 1, 2008 to June 30, 2008: (a) preparation and support for the annual audit of the Company's financial statements, (b) preparation for and coordination of the Company's 2007 Annual Report on Form 10-K, (c) coordination with tax accountants, (d) oversight and review of operational accounting requirements for the Company with respect to its corporate operations and the operations of the Company's remaining golf courses, (e) cash management, (f) litigation support, and (g) support for the resolution of post-closing issues with respect to the sale of the Resort. The Company was to pay Ms. Clifford $100 per hour for her consulting services, reimburse her for reasonable expenses and provide her with access to certain Company resources in connection with the provision of the consulting services. However, on December 17, 2007, Ms. Clifford was extended the opportunity by Mr. Pearce and the newly elected Board of Directors to become the Chief Financial Officer of the Company which she accepted and, therefore, the consulting aspect of the agreement was not exercised.

  •
  The Severance and Consulting Agreement contains customary confidentiality provisions.

Michael C. Pearce

        On November 9, 2007, the Company and Mr. Pearce entered into an Employment Agreement, the material terms of which are set forth in "Pearce Employment Agreement" in the "Compensation Discussion and Analysis" below.

        See "Narrative Disclosure to Summary Compensation Table" below regarding specific employment agreements and arrangements with members of our senior management.

         Pearce Employment Agreement.    After the resignation of Mr. Blair on November 8, 2007, the Board of Directors appointed Mr. Pearce the Chief Executive Officer and President of the Company. The Company and Mr. Pearce were parties to a consulting agreement since January 9, 2007, whereby Mr. Pearce had been advising the Company on matters pertaining to corporate development initiatives for a fee of $12,000 per month. In connection with the appointment, on November 9, 2007, the Company entered into an Employment Agreement with Mr. Pearce and the consulting agreement was mutually terminated by both parties. The following is a summary of the material terms of the Employment Agreement.

  •
  The term of the Employment Agreement began on November 8, 2007.

  •
  The Company pays Mr. Pearce an annual base salary of $144,000, or such higher rate as the Board of Directors may determine from time to time. On December 17, 2007, the Board of Directors increased Mr. Pearce's annual salary to $180,000 and granted him a monthly car allowance of $400 in recognition of expanded duties as Chairman of the Board of Directors.

  •
  Mr. Pearce is eligible to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible.

  •
  The Company granted Mr. Pearce 275,000 stock appreciation rights. When the 2007 Stock Option Plan was approved by the stockholders at the 2007 Annual Meeting on December 14, 2007, Mr. Pearce's stock appreciation rights terminated and Mr. Pearce received in their place a grant of 275,000 options to purchase common stock, which vest on each of the first three anniversaries of the grant date in the following amounts: 91,667 on December 14, 2008, 91,667 on December 14, 2009 and 91,666 on December 14, 2010. However, all unvested options will automatically vest upon a termination without cause, death or disability, change of control of the Company or other similar fundamental corporate transaction.

Summary Compensation Table

        As of December 31, 2007, we had two executive officers, Mr. Pearce and Ms. Clifford. The following table sets forth 2007, 2006 and 2005 annual and long-term compensation to our executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(13)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Michael C. Pearce(2) Chief Executive Officer, President & Chairman of the Board of Directors	2007 2006 2005	$25,500 — —	— — —	— — —	$4,300 — —	$2,500 — —	(2)	$32,300 — —
W. Bradley Blair, II(1) Former Chief Executive Officer, President & Chairman of the Board of Directors	2007 2006 2005	173,720 201,971 190,827	— — —	— — —	— — —	80,273 44,566 41,208	(5)(6) (5) (5)	253,993 246,537 232,035
Scott D. Peters(3) Former Executive Vice President, Chief Financial Officer & Secretary	2007 2006 2005	4,000 48,286 48,297	— — —	— — —	— — —	289 122,575 31,626	(6)(7) (6)(7) (8)	4,289 170,861 79,923
Tracy S. Clifford(4) Chief Financial Officer & Secretary, Former Principal Accounting Officer	2007 2006 2005	112,747 110,233 110,173	40,000 25,000 —	— — —	— — —	18,088 21,297 90,329	(9) (9) (9)(10)	170,835 156,530 200,502
R. Keith Wilt Vice President of GTA-IB, LLC, a material subsidiary	2007 2006 2005	93,425 110,841 99,034	10,000 15,000	— — —	— — —	13,830 106,049 20,541	(12) (11)(12) (12)	117,255 231,890 119,575

(1)
Mr. Blair resigned from the Board of Directors and as Chief Executive Officer and President effective November 8, 2007.

(2)
Mr. Pearce was appointed Chief Executive Officer and President effective November 8, 2007. His annual salary is $180,000 and he receives a monthly car allowance of $400. Included in his other compensation for 2007 are health insurance reimbursements of $2,100. On December 14, 2007, he received an award of 275,000 stock options for which $4,300 of expense was recognized at December 31, 2007. See further discussion of these options below under the caption Outstanding Equity Awards at Fiscal Year-End.

(3)
Scott D. Peters resigned effective February 5, 2007 as Chief Financial Officer, Senior Vice President, Secretary and a member of the Board of Directors.

(4)
Tracy S. Clifford, our former Controller, was appointed Principal Accounting Officer on February 6, 2007, Secretary on February 20, 2007, and Chief Financial Officer on December 17, 2007.

(5)
Includes an annual car allowance of $12,000 (prorated amount of $9,777 for 2007) and annual health and life insurance premiums and other reimbursements paid by us on behalf of Mr. Blair of $15,075, $29,208 and $32,566 for 2007, 2006 and

  2005, respectively. The Other Compensation in 2007 also includes payout of earned vacation upon resignation of $47,059 and 401k employer match contribution of $8,362 for 2007.

(6)
We entered into written employment agreements with Messrs. Blair and Peters at the time of our initial public offering. On February 25, 2001, in connection with the Plan of Liquidation, those employment agreements were amended and restated as discussed below. Those employment agreements, as amended and restated, provide for payment to Messrs. Blair and Peters of bonuses upon the achievement of certain milestones. Performance milestone bonus amounts, which include accrued interest, were paid to Mr. Peters in 2006 and 2007. On September 29, 2006, $104,927 was paid to Mr. Peters. The amounts remaining of $1,233,907, plus accrued interest, to Mr. Blair and $82,615, plus accrued interest, to Mr. Peters were paid following the completion of the sale of the business of the Resort on July 16, 2007. These amounts were earned in 2001 and 2003 and, thus, such payments are not reflected in 2007 in the table above.

(7)
Includes annual health and life insurance premiums for 2007 and 2006 of $289 and $17,648, respectively, paid by us on behalf of Mr. Peters.

(8)
Includes hourly compensation of $15,305 and annual health and life insurance premiums of $16,321 paid by us on behalf of or to Mr. Peters. Mr. Peters's fourth amended and restated employment agreement, as amended, provided for quarterly compensation of $12,000 plus additional compensation at a rate of $150 per hour for hours worked in excess of 80 hours per quarter.

(9)
Includes annual health and life insurance premiums of $15,620, $21,297, and $18,900 for the years ended December 31, 2007, 2006, and 2005, respectively, paid by us on behalf of Ms. Clifford. Includes 401k employer match contribution of $2,468 for 2007.

(10)
Includes an increase in accrued severance of $71,429 to reflect a salary increase effective January 1, 2005 and the change in the severance term from 15 to 18 months pursuant to the terms of the amended stay arrangement with Ms. Clifford. On February 9, 2001, in connection with the Plan of Liquidation, we entered into a stay arrangement with Ms. Clifford, which provided for 15 months of severance equivalent to her then annual salary and health benefits upon a change of control created by the adoption by the Board of Directors of the Plan of Liquidation. This stay arrangement was amended on January 1, 2005 to extend the severance term from 15 to 18 months.

(11)
Includes accrued severance of $82,500 pursuant to the terms of a stay arrangement with Mr. Wilt dated March 31, 2006, in connection with the Plan of Liquidation. This stay arrangement provides for a severance payment to Mr. Wilt equivalent to nine months of his then current annual salary upon the termination of his employment following a sale of the Resort. Also, includes annual health and life insurance premiums and 401(k) contributions of $23,549 paid by us on behalf of Mr. Wilt.

(12)
Includes annual health and life insurance premiums and 401(k) contributions of $6,302, $23,549 and $20,541 for the years ended December 31, 2006 and 2005, respectively, paid by us on behalf of Mr. Wilt.

(13)
Bonuses are discretionary and are not calculated or paid according to a formula or specific time frame or schedule.

Narrative Disclosure to Summary Compensation Table

        The employment agreements of Messrs. Blair and Peters, as amended through September 30, 2006, included the following provisions:

         Salary.    Mr. Blair's amended employment agreement previously provided for an annual base salary of $360,000, with automatic annual cost of living increases based on the increase, if any, in the consumer price index. In anticipation of the reduction of our asset base, the conclusion of settlement negotiations in connection with the Resort, our assumption of the ownership of the Resort and the assumption that there would be a corresponding reduction in demands on Mr. Blair's time, the compensation committee negotiated a reduced time commitment and a reduced salary arrangement with Mr. Blair. Accordingly, a further amended and restated employment agreement with Mr. Blair was executed on March 22, 2004. Under this amended and restated employment agreement, Mr. Blair was expected to devote a reduced number of hours per calendar quarter to Golf Trust. Correspondingly, we agreed to pay him an annual salary (plus an annual inflationary adjustment based on the consumer price index) of $190,827 for 2005 and $190,827 for each subsequent year.

        Following the June 2003 disposition of our Sandpiper Golf Course, located in Santa Barbara, California, and the corresponding reduction in demands on Mr. Peters's time, the compensation committee and Mr. Peters agreed upon a reduced time commitment and a reduced salary arrangement. Accordingly, a further amended and restated employment agreement with Mr. Peters was executed on

August 29, 2003. Under this amended and restated employment agreement, Mr. Peters was expected to devote a substantially reduced number of hours per calendar quarter to Golf Trust. Correspondingly, we paid him a salary of $12,000 per quarter plus additional compensation at a rate of $150 per hour for hours worked in excess of 80 hours per quarter. This arrangement was extended by mutual agreement until April 30, 2007; however, Mr. Peters resigned prior to its termination effective February 5, 2007 due to his commitments to another employer.

        Ms. Clifford's base salary of $110,233 was not adjusted upon her appointment as our Principal Accounting Officer nor upon her appointment as our Chief Financial Officer.

         Bonuses.    Under their employment agreements, as amended in 2001, the eligibility of Messrs. Blair and Peters for normal performance bonuses and stock based awards terminated upon the approval of the Plan of Liquidation by our stockholders. Upon such approval of the Plan of Liquidation, the applicable amended employment contracts provided for (a) retention bonuses and forgiveness of indebtedness, and (b) performance milestone bonuses, each as described below:

  •
  Retention Bonuses and Forgiveness of Indebtedness.  The retention bonuses were designed to recognize services rendered by senior management (including, without limitation, services rendered in assisting in the creation of the Plan of Liquidation, negotiating certain agreements with Legends Group, Ltd. and AEW Targeted Securities Fund, L.P. and seeking to achieve resolutions of various issues with our lenders). Pursuant to their amended and restated employment agreements, Messrs. Blair and Peters received retention bonuses of $1,233,907 and $660,921, respectively, on February 25, 2001. In addition, in recognition of their services and pursuant to their amended and restated employment agreements, their options and restricted stock awards immediately vested in full at that time. All of the options that became fully vested are at the present time "out of the money." Pursuant to the terms of their promissory notes, which were not modified, the debt owed to us by Messrs. Blair and Peters, of $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, was automatically forgiven upon the adoption by the Board of Directors of the Plan of Liquidation on February 25, 2001.

  •
  Performance Milestone Bonuses.  As a result of our achievement of all milestones set forth below, Messrs. Blair and Peters had earned and since received the additional cash performance milestone bonuses shown below:

	Bonus Payment*
Performance Milestone	Blair	Peters
Stockholder approval of the Plan of Liquidation and repayment of all our debt**	$1,645,210	$881,228
Later of (a) repayment of all our debt**, and (b) February 25, 2002 (i.e., 12 months after approval by the Board of Directors of the Plan of Liquidation)	$1,233,907	$660,921

*
Plus interest from the date of stockholder approval of the Plan of Liquidation.

**
Including debt of our operating partnership, but excluding routine trade creditor debt not yet due and excluding debt that we agreed to keep outstanding for the benefit of limited partners.

        Performance milestone bonus amounts, which include accrued interest, were paid to Messrs. Blair and Peters as follows: (a) $1,815,523 to Mr. Blair on June 19, 2003, (b) $972,453 to Mr. Peters on June 19, 2003, (c) $184,227 to Mr. Peters on September 30, 2003, (d) $191,649 to Mr. Peters on August 27, 2004, (e) $191,794 to Mr. Peters on September 27, 2004, and (f) $104,927 to Mr. Peters on September 29, 2006. The amounts remaining of $1,233,907, plus accrued interest, to Mr. Blair and $82,615, plus accrued interest, to Mr. Peters were paid following the sale of the Resort.

         Extension of Non-Recourse Tax Loans Secured by Stock.    Upon each non-cash benefit payment (i.e., debt forgiveness and stock award acceleration) occurring concurrently with the adoption by the Board of Directors of the Plan of Liquidation, Messrs. Blair and Peters incurred tax liability, but were unable to fund such liability by selling our common stock because of federal securities law restrictions and other concerns. Pursuant to the terms of their amended and restated employment agreements dated as of February 25, 2001, we made non-recourse loans to Messrs. Blair and Peters of $1,595,000 ($1,150,000 to Mr. Blair and $445,000 to Mr. Peters) for the payment of such tax liability. These loans were evidenced by promissory notes from Messrs. Blair and Peters and secured by their total holdings at that time of 199,415 shares of our common stock (143,790 of which were owned by Mr. Blair and 55,625 of which were owned by Mr. Peters) valued at $8 per share at the time of the issuance of these loans. The outstanding balance of these loans at June 30, 2002, principal and interest, was $1,655,000. For the years ended December 31, 2004 and 2003, we recorded an allowance for doubtful accounts against this receivable in the aggregate amounts of $112,000 and $497,000, respectively, which approximated the difference in the pledged value of $8 per share and the computed value based on the net assets in liquidation at December 31, 2004 and 2003, respectively.

        As a result of the letter agreement that we entered into with Mr. Blair on March 22, 2004, Mr. Blair agreed to, among other things, irrevocably assign to us the shares of our common stock, which secured the above-mentioned $1,150,000 non-recourse loan previously made to Mr. Blair, in exchange for our agreement to cancel such loan.

        As a result of the letter agreement that we entered into with Mr. Peters on March 30, 2005, Mr. Peters agreed to, among other things, irrevocably assign to us the shares of our common stock, which secured the above-mentioned $445,000 non-recourse loan previously made to Mr. Peters, in exchange for our agreement to cancel such loan.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning the outstanding equity awards of each of the named executive officers as of December 31, 2007. The value of unexercised in-the-money options at

December 29, 2006 (the last business day of the year) is based on a value of $1.98 per share, the prior closing price of our common stock on the American Stock Exchange on December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael C. Pearce(3) Chief Executive Officer, President & Chairman of the Board of Directors	— — —	91,666 91,667 91,667	— — —	2.10 2.10 2.10	12/14/11 12/14/12 12/14/13	— — —	— — —	— — —	— — —
W. Bradley Blair, II(2) Former Chief Executive Officer, President & Chairman of the Board of Directors	155,000 85,000	— — —	— — —	25.060 17.25	02/06/08 02/06/08	— —	— —	— —	— —
Scott D. Peters(4)(6) Former Executive Vice President, Chief Financial Officer & Secretary	— — —	— — —	— — —	— — —	— — —	— — —	— — —	— — —	— — —
Tracy S. Clifford(5) Principal Accounting Officer & Secretary	20,000	—	—	16.75	12/27/09		—	—	—
R. Keith Wilt Vice President of GTA-IB, LLC, a material subsidiary	—	—	—	—	—	—	—	—	—

(1)
The vesting of all of the granted stock options accelerated when the Plan of Liquidation was approved by our stockholders on May 22, 2001.

(2)
Mr. Blair resigned from the Board of Directors and as Chief Executive Officer and President effective November 8, 2007. All of his options expired, pursuant to the terms of the respective stock option plans, ninety days following his resignation.

(3)
Mr. Pearce was appointed as Chief Executive Officer and President effective November 8, 2007 and was granted 275,000 options on December 14, 2007.

(4)
Scott D. Peters resigned effective February 5, 2007 as Chief Financial Officer, Senior Vice President, Secretary and a member of the Board of Directors.

(5)
Tracy S. Clifford, our former Controller, was appointed Principal Accounting Officer on February 6, 2007, and Secretary on February 20, 2007.

(6)
All of Mr. Peters's outstanding options expired, pursuant to the terms of the respective stock option plan, ninety days following his resignation.

Potential Payments Upon Termination or Change-in-Control

         Severance.    On February 9, 2001, in connection with the Plan of Liquidation, we entered into a "stay" arrangement with Tracy S. Clifford, which provided for 15 months of severance equivalent to her then annual salary and health benefits upon a change of control created by the adoption by the Board of Directors of the Plan of Liquidation. This arrangement was amended on January 1, 2005 to extend the severance term from 15 to 18 months. On November 7, 2007, the Company and Ms. Clifford entered into a Severance and Consulting Agreement that replaced her existing severance arrangement.

        See "Tracy S. Clifford" in the "Compensation Agreement Changes Since the End of Fiscal Year 2006" section above for a summary of the material terms of the agreement.

        We entered into a stay arrangement with R. Keith Wilt on March 31, 2006 in connection with the Plan of Liquidation. This stay arrangement provided for a severance payment to Mr. Wilt equivalent to nine months of his current annual salary upon the termination of his employment following a sale of the Resort. This severance payment was fully paid as of July 31, 2008.

         Covenants Not to Compete.    Under Mr. Blair's amended and restated employment agreement as in effect upon his resignation, until November 8, 2008 (one year after his resignation), Mr. Blair was not permitted to:

  •
  Compete directly with the Company in a business similar to that of the Company;

  •
  Compete directly or indirectly with the Company or its affiliates with respect to any acquisition or development of any real estate project undertaken or being considered by the Company or its affiliates as of November 8, 2007, the date of his resignation;

  •
  Lend or allow his name or reputation to be used by or in connection with any business competitive with the Company or its affiliates; or

  •
  Intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and its affiliates and any lessee, tenant, supplier, contractor, lender, employee or governmental agency or authority.

        Notwithstanding the above limitations, Mr. Blair can invest at any time, at his discretion, in certain specified enterprises.

        Under Mr. Peters's amended and restated employment agreement as in effect upon his resignation, until February 5, 2008 (one year after his resignation), Mr. Peters was not permitted to:

  •
  Compete directly with us in a similar business;

  •
  Compete directly or indirectly with us, our subsidiaries, partners, potential golf course buyers, potential buyers (and/or their affiliates), potential buyers of our preferred stock or debt (or any of their affiliates) with respect to any acquisition or development of any real estate project undertaken or being considered by any of such parties at any time during Mr. Peters's employment with us;

  •
  Lend or allow his name or reputation to be used by or in connection with any business competitive with Golf Trust, our subsidiaries and/or partners; or

  •
  Intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Golf Trust or our subsidiaries and/or partners, and any lessee, tenant, supplier, contractor, lender, employee or governmental agency or authority.

        Notwithstanding the above limitations, Mr. Peters may be employed by a business that competes with us so long as he does not have direct or indirect responsibility for any interaction with, or analysis of, Golf Trust and is wholly screened off from such interaction and analysis by the competitive business.

         Change of Control.    Mr. Blair's amended and restated employment agreement provided that he would have "good cause" to resign upon a change of control and, in that case, all of his stock options and restricted stock would vest in full and he would be entitled to severance payments, minus the previously paid retention bonus and any milestone payments in connection with the Plan of Liquidation. The amended and restated employment agreements of both Messrs. Blair and Peters provided that if any payment by or on behalf of Golf Trust or our operating partnership to either executive qualified as an excess parachute payment under the Code, we would make additional payments in cash to the executive (so called gross-up payments) so that the executive would be put in the same after-tax position as he would have been had no excise tax been imposed by the Code. These provisions are no longer applicable as both Blair and Peters resigned before any change of control and no parachute payments have been nor will they be paid to the executives.

Compensation of Directors

        We pay our independent directors fees for their services as directors. Independent directors during 2007 received annual compensation of $10,000, plus a fee of $1,000 for attendance at each meeting of the Board of Directors (whether in person or telephonically), and $500 for attending each committee meeting. We reimburse directors for their reasonable and documented out-of-pocket travel expenses. Under our non-employee directors' stock option plan, at the time of our initial public offering and on the first four anniversaries of our initial public offering, our three independent directors received automatic annual grants of options to purchase 5,000 shares of our common stock at the stock's fair market value on the date of grant. All grants to our independent directors were fully vested on the grant date and expire ten years from the date of grant. Upon the February 2001 grant, the shares available under our non-employee directors' stock option plan were exhausted and no options have been granted to our independent directors since that time. On January 18, 2008, the Compensation Committee modified the Board compensation structure for 2008 as further described below.

        Directors who are also our officers or who are not independent are not separately compensated for their service as directors. Our non-employee directors earned the following aggregate amounts of compensation for fiscal year 2007:

Name and Principal Position(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Edward L. Wax, Former Director(4)(5)	$37,538	$—	$—	$—	$—		$—	$37,538
Raymond V. Jones, Former Director(1)(4)	$25,038	$—	$—	$—	$—		$—	$25,038
Fred W. Reams, Former Director(1)(4)	$27,201	$—	$—	$—	$—		$—	$27,201
Jan H. Loeb, Director(3)	$36,250	$—	$—	$—	$—	$		$36,250
Nauman S. Toor, Forrner Director(3)	$33,788	$—	$—	$—	$—		$—	$33,788
Micheal C. Pearce, Chairman, Director, President and CEO	$7,000	$—	$—	$—	$—		$—	$7,000
William Vlahos, Director(5)	$1,000							$1,000
Jay Gottlieb, Director(5)	$1,000							$1,000
Jonathan M. Couchman, Director(5)	$1,000	$—	$—	$—	$—		$—	$1,000

(1)
On September 13, 2007, and September 19, 2007, respectively, Messrs. Jones and Reams resigned as directors of Golf Trust.

(2)
W. Bradley Blair, II, Golf Trust's former Chairman of the Board, President and Chief Executive Officer, and Scott D. Peters, Golf Trust's former Senior Vice President, Chief Financial Officer and Secretary, are not included in this table as they were employees of Golf Trust and thus received no compensation for their services as directors. The compensation received by Messrs. Blair and Peters as employees of Golf Trust is shown in the Summary Compensation Table.

(3)
Jan H. Loeb and Nauman S. Toor joined the Board as of November 17, 2006.

(4)
At December 31, 2007, these former directors own 20,000 shares of common stock issuable upon exercise of vested options, including:

•
5,000 vested shares at $29 issued on February 6, 1998 and which expired subsequent to year-end on February 5, 2008;

  •
  5,000 vested shares at $24.50 issued on February 6, 1999 and expiring on February 5, 2009;

  •
  5,000 vested shares at $17.94 issued on February 6, 2000 and expiring on February 5, 2010; and

  •
  5,000 vested shares at $7.85 issued on February 6, 2001 and expiring on February 5, 2011

(5)
Edward L. Wax did not stand for re-election at the Annual Stockholder Meeting held on December 14, 2007. Messrs. Vlahos, Gottlieb and Couchman were elected to the Board at that meeting.

        On January 18, 2008, the Board compensation structure for the independent Board members was modified as follows:

  •
  annual fee reduced from $10,000 to $5,000;

  •
  board meeting attendance fee reduced from $1,000 to $500;

  •
  committee meeting attendance reduced from $500 to $250; and

  •
  2008 award of 40,000 stock options from the approved 2007 plan to each independent director, to vest at the rate of 13,333 (13,334 in 2011) per year from anniversary date for three years, with accelerated vesting upon change of control or the resignation or removal of a director upon completion of his elected term, with three year period to exercise upon vesting, and at an exercise price fixed at the closing stock price on that date of $1.82.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table shows the fees paid or accrued by us for the audit and other services provided by BDO Seidman, LLP for fiscal years 2007 and 2006.

	2007	2006
Audit Fees(1)	$323,920	$349,114
Audit-Related Fees(2)	14,500	12,050
Tax Fees(3)	—	36,319
All Other Fees	—	—

Total	$338,420	$397,483

    (1)
    "Audit Fees" represent fees for professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements. For fiscal years 2007 and 2006, the total audit fees include $88,000 and $167,376, respectively, in fees incurred for the audit of our wholly-owned subsidiary, GTA-IB, LLC. GTA-IB, LLC is the subsidiary of our operating partnership that owned the Resort.

    (2)
    "Audit-Related Fees" represent fees for assurance and related services by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These fees consisted primarily of accounting consultations relating to the Resort in 2006, and our re-adoption of going concern basis of accounting in 2007.

    (3)
    "Tax Fees" represent fees for professional services rendered by BDO Seidman, LLP for tax compliance, tax advice and tax planning. For fiscal year 2007, they did not provide any tax services. For fiscal year 2006, Tax Fees consisted primarily of tax compliance fees of $33,566.

        Our Audit Committee is required to pre-approve the audit and non-audit services performed for us by BDO Seidman, LLP in order to assure that the provision of such services does not impair BDO Seidman, LLP's independence. Prior to the beginning of our fiscal year, our Audit Committee typically pre-approves certain general audit and non-audit services up to specified cost levels. Any audit or non-audit services that are not generally pre-approved in this manner, require specific pre-approval by our Audit Committee. While our Audit Committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. Our Audit Committee does not delegate its responsibilities to pre-approve services performed by BDO Seidman, LLP to management.

        All of the services described in "Audit-Related Fees," "Tax Fees" and "All Other Fees" in the table above were approved by the Audit Committee as required by the Securities and Exchange Commission (in Rule 2-01 of Regulation S-X, paragraph c(7)(i)(C)).

 SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS

        The following table describes, as of October 31, 2008, the beneficial ownership of our common stock held by (a) each of our directors, (b) each of our executive officers, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of five percent or more of our outstanding common stock. Each person named in the table has sole voting and investment/disposition power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of each person in the table is c/o Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401.

Name of Beneficial Owner	Number of shares of Common Stock	Percentage of Class(8)
Jonathan M. Couchman(7)	326,400	4.46%
Tracy S. Clifford(1)(2)	20,000	*
Jay A. Gottlieb(3)	605,750	8.28%
Jan H. Loeb(4)	844,100	11.54%
Merrill Lynch, Pierce, Fenner & Smith, Inc.(5)	370,000	5.06%
Michael C. Pearce(1)(9)	91,667	1.24%
William Vlahos/Odyssey Value Advisors, LLC(6)	1,206,515	16.49%
Directors and officers as a group (9 persons)(7)	3,094,432	41.65%

    *
    Less than 1%

    (1)
    Effective February 6, 2007, February 20, 2007, December 17, 2007, Ms. Clifford was appointed Principal Accounting Officer, Secretary and Chief Financial Officer, respectively.

    (2)
    Beneficial ownership includes options to purchase 20,000 shares of our common stock, of which all have vested and are exercisable as of October 31, 2008. None of these options were in the money as of October 31, 2008. Beneficial ownership excludes options issued on January 18, 2008 to purchase 50,000 shares of our common stock which vest ratably over the next three years beginning on January 18, 2009.

    (3)
    Includes 100,000 shares held in trust for the benefit of Mr. Gottlieb's children. Mr. Gottlieb's business address is 27 Misty Brook Lane, New Fairfield, CT 06812. Mr. Gottlieb reports that he has sole power to vote or to direct the vote of 605,750 shares and sole power to dispose or to direct the disposition of 605,750. Information about Mr. Gottlieb is included in reliance on the Schedule 13D/A filed with the SEC on February 13, 2008. Beneficial ownership excludes options to purchase 40,000 shares of our common stock which vest ratably over the next three years beginning on January 23, 2009.

    (4)
    Mr. Loeb's business address is 10451 Mill Run Circle, Owings Mills, Maryland 21117. Mr. Loeb reports that he has sole power to vote or to direct the vote of 806,100 shares, shared power to vote or to direct the vote of 38,000 shares, sole power to dispose or to direct the disposition of 806,100 shares and shared power to dispose or to direct the disposition of 38,000 shares. Information about Mr. Loeb is included in reliance on the Schedule 13D/A filed with the SEC on October 13, 2006. Beneficial ownership excludes options issued on January 18, 2008 to purchase 40,000 shares of our common stock which vest ratably over the next three years beginning on January 23, 2009.

    (5)
    Merrill Lynch, Pierce, Fenner & Smith, Inc.'s address is 4 World Financial Center, New York, NY 10080. Information about Merrill Lynch, Pierce, Fenner & Smith, Inc. is included in reliance on the Schedule 13G filed with the SEC on February 13, 2006.

    (6)
    Includes 190,600 shares of common stock which are directly owned by Mr. Vlahos. In addition, Mr. Vlahos is the General Partner of Odyssey Value Advisors, LLC, and therefore beneficially owns the 1,015,915 shares of common stock owned directly by Odyssey Value Advisors, LLC. Odyssey Value Advisors, LLC's address is 601 Montgomery Street, San Francisco, California 94111. Information about Odyssey Value Advisors, LLC is included in reliance on the Schedule 13D/A filed with the SEC on June 2, 2008, 2007. Beneficial ownership excludes options to purchase 40,000 shares of our common stock which vest ratably over the next three years beginning on January 23, 2009.

    (7)
    Beneficial ownership excludes options issued on January 18, 2008 to purchase 40,000 shares of our common stock which vest ratably over the next three years beginning on January 23, 2009.

    (8)
    Based on 7,317,163 common shares outstanding. In accordance with the rules of the Securities and Exchange Commission, each person's percentage interest is calculated by dividing such person's beneficially owned common shares by the sum of the total number of common shares outstanding plus the number of currently unissued common shares such person has the right to acquire (including upon exercise of vested options and upon conversion of preferred stock) within 60 days of October 31, 2008. Beneficial ownership excludes options issued to former Board members to purchase 60,000 shares of our common stock which all have vested and are exercisable. None of these options was in the money as of October 31, 2008. These 60,000 options expire ratably over the next three years beginning on February 5, 2009.

    (9)
    Effective November 8, 2007, Mr. Pearce was appointed Chief Executive Officer and President. Effective December 17, 2008, Mr. Pearce was appointed Chairman of the Board. Beneficial ownership includes options to purchase 91,667 shares of our common stock which vest within 60 days of October 31, 2008 (on December 14, 2008). None of these options were in the money as of October 31, 2008. Beneficial ownership which vest ratably over the next three years beginning on December 14, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table presents summary information about our equity compensation plans, including our stock option plans and any individual stock option arrangements not arising under any plan. We submitted all of our stock option plans for stockholders' approval. The table presents the following data on our plans as of the close of business on October 31, 2008:

  •
  the aggregate number of shares of our common stock subject to outstanding stock options;

  •
  the weighted-average exercise price of those outstanding stock options; and

  •
  the number of shares that remain available for future option grants.

        For additional information regarding our stock option plans and the accounting effects of our stock-based compensation, please see Note 9 of our Notes to Financial Statements.

 Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	565,000	$4.08	234,968
Equity compensation plans not approved by security holders	—	—	—
Total	565,000	$4.08	234,968

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Directors and officers and stockholders owning more than ten percent of our common stock are required by the Securities and Exchange Commission to furnish us with copies of all reports filed pursuant to Section 16(a).

        Based solely on our review of Section 16(a) reports filed by or on behalf of our directors and officers, and by stockholders owning greater than ten percent of our common stock, or written representations that no such reports were required, we believe that during fiscal year 2007 and 2008 as of October 31, 2008 all of our directors and officers, and stockholders owning greater than ten percent of our common stock, complied with all applicable Section 16(a) filing requirements.

REQUIREMENTS INCLUDING DEADLINES FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        Any stockholder who meets the requirements of Rule 14a-8 and the other proxy rules under the Securities Exchange Act of 1934, as amended, may submit proposals to the Board of Directors to be considered for inclusion in the proxy statement mailed to stockholders in advance of the 2009 Annual Meeting. Any such proposal should be received by the Secretary of Golf Trust at 10 North Adger's Wharf, Charleston, South Carolina 29401 by September 16, 2009.

        Stockholders who wished to present a proposal at the 2008 annual meeting of stockholders for inclusion in the proxy statement, were required to provide us written notice no later than September 15, 2008 which was 90 days prior to the anniversary of last year's annual meeting. Any proposal received after such date shall be deemed untimely and will be considered advisory in nature to be evaluated at the discretion of the Board of Directors. Such written notice must be delivered or mailed by first-class United States mail, postage prepaid to the Secretary of Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401. The proposal must set forth the name and address of the stockholder, the text to be introduced, the number of shares held and the date of their acquisition, and a representation that the stockholder intends to appear in person or by proxy to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

 DIRECTIONS TO THE 2008 ANNUAL MEETING OF STOCKHOLDERS

        The following are directions to the Francis Marion Hotel, 387 King Street, Charleston, South Carolina 29403, where the 2008 Annual Meeting will be held on December 15, 2008, beginning at 9:30 a.m., Eastern Standard Time.

Directions from Interstate 26:

        Take the East Bay Street/Morrison Drive exit (Exit 219b). Take a left at the stop sign. This street will become East Bay Street. Turn right on to Calhoun Street. Turn left at the next stoplight onto King Street. The parking garage is immediately on the left. You will see the Francis Marion Hotel on the left. 387 King Street. The Hotel sits on the corner of Calhoun and King Streets and is across the street from Marion Square.

Directions from Mount Pleasant, Myrtle Beach, etc.:

        Follow 17 South over the Arthur Ravenel Bridge to downtown. Stay in the right hand lane and follow signs to East Bay Street/Morrison Drive. Turn left off the exit. Go approximately .7 miles. Turn right on to Calhoun Street. Turn left at the next stoplight onto King Street. The parking garage is immediately on the left. You will see the Francis Marion Hotel on the left. 387 King Street. The Hotel sits on the corner of Calhoun and King Streets and is across the street from Marion Square.

Directions from West Ashley, Kiawah, Edisto, Hilton Head, etc.:

        Follow 17 North to downtown continue on Cannon Street. Turn right on King Street. The Francis Marion Hotel will be approximately 1/2 mile on the right. The parking garage is on the right just before the Hotel. The Hotel sits on the corner of Calhoun and King Streets and is across the street from Marion Square.

Proxy for Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned stockholder of Golf Trust of America, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement and hereby appoints Michael C. Pearce and Tracy S. Clifford as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the Common Stock of Golf Trust of America, Inc. held of record by the undersigned on October 27, 2008 at the Annual Meeting of Stockholders to be held December 15, 2008 and any and all adjournments or postponements thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee named in Proposal 1 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

[continued and to be signed on the reverse side]

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.					Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
1.	To elect the following directors to serve for a term of one year and until their successors are elected and qualified:	FOR ALL ☐	WITHHOLD FOR ALL ☐	*EXCEPTIONS ☐
In their discretion, the proxies are authorized to
vote upon matters not known to the Board of
Directors a reasonable time before the date of
the accompanying proxy statement, approval of
minutes of the prior annual meeting, matters
incident to the conduct of the meeting and to
vote for any nominee to the Board whose
nomination results from the inability of any of
the above named nominees to serve.
01 Michael C. Pearce 02 Jay A. Gottlieb 03 Jan H. Loeb 04 Jonathan M. Couchman 05 William Vlahos
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)					In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.
*Exceptions
The Board of Directors recommends a vote
FOR the nominees listed in Proposal 1. This
proxy, when properly executed, will be voted as
specified above. IF NO SPECIFICATION IS
MADE, THIS PROXY WILL BE VOTED
FOR THE DIRECTOR NOMINEES LISTED
IN PROPOSAL 1.
					I plan to attend the 2008 Annual Meeting of Stockholders.	☐
PLEASE RETURN YOUR EXECUTED PROXY TO MELLON INVESTOR SERVICES, LLC IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE
Signature Signature Dated: , 2008

NOTE: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.
FOLD AND DETACH HERE

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REQUIREMENTS INCLUDING DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
DIRECTIONS TO THE 2008 ANNUAL MEETING OF STOCKHOLDERS